UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 26, 2013

Cinemark Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33401	20-5490327
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 Dallas Parkway, Suite 500, Plano, Texas 75093

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 972.665.1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 26, 2013, Cinemark USA, Inc. (“Cinemark USA”), a wholly-owned subsidiary of Cinemark Holdings, Inc., amended and restated its existing Exhibitor Services Agreement (“ESA”) with National CineMedia, LLC (“NCM LLC”). The ESA was modified in connection with the December 26, 2013 spin-off by NCM LLC of its Fathom Events business to AC JV, LLC (“AC JV”), a newly-formed Delaware limited liability company owned, directly and indirectly, 32% by each of Cinemark USA, Regal Cinemas, Inc. (“RCI”) and American Multi-Cinema, Inc. (“AMC,” and together with Cinemark USA and RCI, the “Founding Members”) and 4% by NCM LLC. AMC and RCI also amended and restated their respective ESAs with NCM LLC in connection with the spin-off. The ESAs were modified to remove those provisions addressing the rights and obligations related to digital programing services of the Fathom Events business. Those provisions are now contained in the Amended and Restated Digital Programming Exhibitor Services Agreements (the “Digital ESAs”) that were entered into on December 26, 2013 by NCM LLC and each of the Founding Members. These Digital ESAs were then assigned by NCM LLC to AC JV as part of the Fathom spin-off.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINEMARK HOLDINGS, INC.

By:	/s/ Michael D. Cavalier

Name: Michael D. Cavalier
Title: Senior Vice President - General Counsel

Date: January 3, 2014

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